UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2014 (February 21, 2014)

KELLOGG COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Kellogg Square, Battle Creek, Michigan 49016-3599

(Address of principal executive offices) (Zip Code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Kellogg Company (the “Company”) (and the independent members of the Board with respect to the Chief Executive Officer) made compensation determinations with respect to the Company’s named executive officers, and the Compensation Committee of the Board adopted the 2014-2016 Executive Performance Plan, each as set forth below.

2014-2016 Executive Performance Plan. The Compensation Committee of the Board approved the 2014-2016 Executive Performance Plan (“2014-2016 EPP”) under which certain senior executives and other employees would be eligible to receive a portion of their long-term incentives in the form of performance shares based on the achievement of internal net sales growth and underlying operating profit targets. Awards are paid in shares at the end of the performance period, except for amounts withheld by the Company for minimum statutory withholding requirements. In addition, the Board (and the independent members of the Board with respect to the Chief Executive Officer) granted 2014-2016 EPP target awards (“Awards”) of 45,200 shares for John Bryant; 8,300 shares for Paul Norman; 8,200 shares for Ron Dissinger; 6,400 shares for Gary Pilnick; and 5,700 shares for Alistair Hirst. Participants in the 2014-2016 EPP have the opportunity to earn between 0% and 200% of their EPP target. Dividends are not paid on unvested EPP awards. A copy of the 2014-2016 EPP is attached as Exhibit 10.1 and is incorporated in its entirety into this Item.

Director Elections. On February 21, 2014, the Board elected Stephanie A. Burns, Ph.D. and La June Montgomery Tabron as directors. Dr. Burns’s and Ms. Montgomery Tabron’s initial terms expire at the 2014 annual meeting of shareowners. In April 2014, Dr. Burns will join the Compensation and Manufacturing committees, and Ms. Montgomery Tabron will join the Social Responsibility and Public Policy committee. Dr. Burns is retired Chairman and Chief Executive Officer of Dow Corning Corporation, having served as chief executive officer of Dow Corning Corporation from 2004 to May 2011 and its chairman from 2006 through 2011. Ms. Montgomery Tabron is the President and Chief Executive Officer of the W.K. Kellogg Foundation and is a trustee of the W.K. Kellogg Foundation.

Dr. Burns’s and Ms. Montgomery Tabron’s compensation will be similar to other non-employee directors of the Company, which is described in the Company’s proxy statement filed with the SEC on March 11, 2013.

Sterling K. Speirn retired from the Board effective February 21, 2014. He recently stepped down from his role as President and Chief Executive Officer of the W.K. Kellogg Foundation.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1	2014-2016 Executive Performance Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2014

KELLOGG COMPANY

By:	/s/ Gary H. Pilnick
Name:	Gary H. Pilnick
Title:	Senior Vice President, General Counsel, Corporate Development and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1.	2014-2016 Executive Performance Plan.